ORBIT ENERGY RHODE ISLAND, LLC PURCHASE AGREEMENT

This Orbit Energy Rhode Island, LLC Purchase Agreement (this “Agreement”) is made and entered into as of October 19, 2012, (the “Effective Date”) by and between Bluesphere Corporation, a Nevada corporation (“Purchaser”), and Orbit Energy, Inc., a North Carolina corporation (“Seller”).

RECITALS

A.           Seller has established Orbit Energy Rhode Island, LLC (the “LLC”) to implement an anaerobic digestion and energy generation project in Johnston, Rhode Island, or at an alternate site in Rhode Island (the “Project”).

B.           In accordance with the terms of this Agreement, Seller desires to sell and transfer 100% of its right, title and interest in, to and under the LLC to Purchaser and Purchaser desires to purchase and accept 100% of the right, title and interest in, to and under the LLC for the purpose of implementing the Project.

Now, therefore, the parties hereby agree as follows.

1.          RECITALS. The foregoing recitals are incorporated by reference as if fully set forth herein.

2.          SALE AND PURCHASE OF THE LLC.

2.1           Terms of Sale and Purchase; Purchaser Option. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, 100% of its right, title and interest in, to and under the LLC, which owns and holds the right to implement the Project, in exchange for the compensation set forth on Annex A hereto (the “Purchase Price”). Notwithstanding anything else to the contrary herein, Purchaser shall have an option (exercisable in its sole discretion) (i) to terminate this Agreement without any liability to Seller or (ii) to delay the closing for so long as it deems necessary if at any time Anwar Shareef is not chief executive officer and majority shareholder of Seller.

2.2           LLC Transfer in Escrow. Within 10 days of the date hereof, Seller agrees to deposit in escrow a signed agreement in form and substance acceptable to Purchaser (the “Transfer Agreement”) transferring 100% of the right, title and interest in, to and under the LLC to Purchaser. The Transfer Agreement will be dated the date on which it is signed and delivered to the escrow agent. The original, signed copy of the Transfer Agreement will be released by the escrow agent and irrevocably delivered to Purchaser on the date of the Closing (as defined below). In this connection, Purchaser will prepare a draft escrow agreement reflecting the foregoing and select an escrow agent reasonably acceptable to Seller and the parties will use their best efforts to finalize and enter into such escrow agreement within 10 days of the date hereof. If the Closing does not take place in accordance with the terms hereof, Seller will receive back the original, signed copy of the transfer agreement 180 days from the date hereof or when Purchaser notifies Seller in writing that it has irrevocably decided not to proceed, whichever is earlier.

2.3           Seller’s Covenants. Seller is obligated to deliver or demonstrate at or prior to the Closing: (i) valid and binding feedstock agreement(s) in form and substance acceptable to Purchaser, (ii) a valid and binding power purchase agreement (in respect of which there is reasonable time to satisfy all timing and milestone requirements and which is in form and substance acceptable to Purchaser in its sole discretion), (iii) submitted applications in respect of required permits, (iv) a valid, signed and binding agreement or debt commitment letter in respect of debt finance on terms and conditions acceptable to Purchaser in its sole discretion, (v) valid and binding lease and/or purchase agreement (in form and substance acceptable to Purchaser in its sole discretion) in respect of the land on which the Project will be located and (vi) valid and binding agreement in respect of the equipment, procurement and construction for and on behalf of the Project in form and substance acceptable to Purchaser in its sole discretion. The foregoing items (i) – (vi) are collectively referred to as the “Seller Conditions”.

2.4           Purchaser Condition.         Purchaser is obligated to deliver at or prior to the Closing a tax credit and depreciation sale agreement or other agreement monetizing the Project’s applicable tax credits and depreciation benefits (the “Purchaser Condition”).

2.5           Closing Timing. If any of the Seller Conditions or Purchaser Condition is not fulfilled or delivered in time for the Closing, the Closing shall be moved to such date that is three business days after the last Purchaser Condition and/or Seller Condition has been fulfilled or delivered in the sole discretion of Purchaser. Section 3.2 below shall be amended accordingly without any further action from any party hereto.

2.6           HSAD License. Seller hereby grants Purchaser one unconditional and irrevocable, non-exclusive license to use Seller’s high solids anaerobic digestion (HSAD) technology consisting of a proprietary process that uses an anaerobic digester design developed by the U.S. Department of Energy and subsequently modified by Seller in combination with the proprietary bacteria to be supplied by Seller (the “Technology”) at the Project site for so long as the Project is in operation (the “License”). Purchaser may freely sell or transfer the License in the event of a sale or transfer of its rights in the Project to another party. If the license is to be granted by another party, then Seller will deliver within 5 days of the date hereof a signed license agreement from such party.

2.7           Purchaser Support of Seller. (a) Purchaser hereby agrees to support Seller to meet certain Project deadlines by taking such measures and making such payments as Purchaser shall deem necessary or expedient to implement the Project in a timely manner. Purchaser will use its reasonable efforts to cause itself to be reimbursed for any such payments made by it out of the equity funds to be invested in the Project. However, if for any reason Purchaser is not so reimbursed, then Purchaser shall be entitled to deduct any amount not reimbursed to it out of the development fee described on Annex A hereto.

(b) Subject to the following sentence, Purchaser also agrees to reimburse Seller out of the equity funds to be invested in the Project for certain expenses already incurred by Seller, as described in more detail on Annex B hereto (the “Annex B Expenses”). Seller and Purchaser agree that there will be no obligation to make any reimbursement of any nature whatsoever unless and until Seller delivers to Purchaser documentary evidence in form and substance satisfactory to Purchaser in its sole discretion as to the amount, timing and nature of each Annex B Expense. Seller and Purchaser further agree that the Annex B Expenses are the sole expenses for which Seller will receive any reimbursement. Seller hereby waives any and all claims it may have for any reimbursement now or in the future except for claims relating to the Annex B Expenses.

3.          CLOSING.

3.1           Conditions to Closing. Notwithstanding anything else herein to the contrary and for the avoidance of doubt, the parties agree that the Closing will take place if (and only if) the Purchaser Condition and the Seller Conditions have been delivered or satisfied at or prior to the Closing.

3.2           Closing. The parties will use their reasonable efforts to fulfill all applicable conditions and close in 2012 (as extended by Section 2.5 above). After the fulfillment of all conditions, Seller and Purchaser agree to accomplish the following transactions (the “Closing”):

3.2.1        Evidence of all Conditions being satisfied. At the Closing, each party will deliver evidence that the conditions applicable to it have been satisfied or delivered.

3.2.2        Transfer of the LLC. Purchaser will receive out of escrow the Transfer Agreement reflecting the transfer to it of 100% of the right, title and interest in, to and under the LLC and Seller will enter into, sign and deliver any and all agreements and take any and all actions necessary or helpful to accomplish the foregoing.

3.3           Post-Closing Actions.   After the Closing, Seller will record (or will assist Purchaser in recording, if necessary) the ownership of the LLC in the name of Purchaser and deliver to Purchaser evidence (satisfactory to Purchaser in its sole discretion) of such recordation within five business days of the Closing. Purchaser will have 15 days from the date of receipt of such recordation to pay Seller the development fee described on Annex A hereto.

3.4           No Adverse Change.  It is understood and agreed that Purchaser’s obligations under this Agreement are at all times subject to the absence of any material, adverse changes in the commercial, legal and/or financial prospects of the Project in the sole discretion of Purchaser so that, by way of example without limitation, if, at any point in time, whether before or during Project implementation, there is not a valid and binding lease or property purchase agreement in form and substance acceptable to Purchaser, then Purchaser shall have no obligation to close, make any payments or investment or continue with the Project (as applicable).

4.          PROJECT MANAGEMENT. Seller hereby agrees to manage the implementation and operation of the Project subject, in each case, to (i) any agreements entered into or to be entered into in respect of the Project by Purchaser and (ii) the supervision and control of Purchaser. Seller’s management of the implementation and operation of the Project shall consist of (i) reporting to all applicable authorities, (ii) permit compliance and renewal, (iii) presence at the site, advise and assistance in operation of the Project, in each case, as required or helpful, (iv) ongoing identification of feedstock sources, compost off-takers and other third-parties participating in the Project and (v) such other actions as may be required or desirable in the reasonable discretion of either Seller or Purchaser for the management of the Project. Seller shall manage the project as a reasonably prudent operator. Seller shall receive an annual fee of U.S. $187,500 for providing such management services.

5.          REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows.

5.1           No Broker-Dealer. Except for the involvement of Excelsior Capital, Seller has not effected this transfer of the LLC by or through any intermediaries.

5.2           Title to the LLC. Seller has valid marketable title to the LLC, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest (“Encumbrances”). Upon the sale and transfer of the LLC, and payment therefor, in accordance with the provisions of this Agreement, Purchaser will acquire valid marketable title to the LLC, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

5.3           Consents. All consents, approvals, authorizations and orders required for the execution and delivery of this Agreement and the transfer of the LLC under this Agreement have been obtained and are in full force and effect.

5.4           Authority. Seller has full legal right, power and authority to enter into and perform its obligations under this Agreement and to transfer the LLC under this Agreement, and Seller is not obligated to transfer the LLC to any other person or entity. Seller has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization as the type of entity that it purports to be and all corporate or other entity actions necessary to authorize the transactions contemplated by this Agreement have been duly taken. The person(s) executing and delivering this Agreement on behalf of Seller are duly authorized to do so.

5.5           Intellectual Property. Seller owns or holds a valid license to any and all intellectual property relating to the Technology and has full authority to grant the License. Purchaser’s use of the Technology and License and/or any subsequent transfer thereof will not infringe on the rights of any third parties or give rise to any claims on the part of any third-parties.

6.          COMPLIANCE WITH LAWS AND REGULATIONS. The sale and transfer of the LLC and the implementation and management of the Project will be subject to and conditioned upon compliance by Purchaser with all applicable state and federal laws and regulations at the time of such sale, transfer, implementation and/or management.

7.          GENERAL PROVISIONS.

7.1           Successors and Assigns; Assignment. Except as otherwise provided in this Agreement, this Agreement, and the rights and obligations of the parties hereunder, will be binding upon and inure to the benefit of their respective successors, assigns, heirs, executors, administrators and legal representatives. Each party hereto may assign its rights in, to and under this Agreement with the consent of the other party with such consent not to be unreasonably withheld or delayed.

7.2           Governing Law. This Agreement will be governed by and construed in accordance with the laws of the Commonwealth of North Carolina without giving effect to its body of laws pertaining to conflict of laws.

7.3           Notices. Any and all notices required or permitted to be given to a party pursuant to the provisions of this Agreement will be in writing and will be effective and deemed to provide such party sufficient notice under this Agreement on the earliest of the following: (a) at the time of personal delivery, if delivery is in person; (b) one (1) business day after deposit with an express overnight courier for United States deliveries, or two (2) business days after such deposit for deliveries outside of the United States; or (c) three (3) business days after deposit in the United States mail by certified mail (return receipt requested) for United States deliveries. All notices for delivery outside the United States will be sent by express courier. All notices not delivered personally will be sent with postage and/or other charges prepaid and properly addressed to the party to be notified at the address set forth below the signature lines of this Agreement or at such other address as such other party may designate by one of the indicated means of notice herein to the other party hereto. A “business day” shall be a day, other than Saturday or Sunday, when the banks in the city of New York are open for business.

7.4           Further Assurances. The parties agree to execute such further documents and instruments and to take such further actions as may be reasonably necessary to carry out the purposes and intent of this Agreement.

7.5           Titles and Headings. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement. Unless otherwise specifically stated, all references herein to “sections” and “exhibits” will mean “sections” and “exhibits” to this Agreement.

7.6           Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement and understanding of the parties with respect to the subject matter of this Agreement and supersede all prior understandings and agreements, whether oral or written, between or among the parties hereto with respect to the specific subject matter hereof.

7.7           Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement. Notwithstanding the forgoing, if the value of this Agreement based upon the substantial benefit of the bargain for any party is materially impaired, which determination as made by the presiding court or arbitrator of competent jurisdiction shall be binding, then both parties agree to substitute such provision(s) through good faith negotiations.

7.8           Amendment and Waivers. This Agreement may be amended only by a written agreement executed by each of the parties hereto. No amendment of or waiver of, or modification of any obligation under this Agreement will be enforceable unless set forth in a writing signed by the party against which enforcement is sought. Any amendment effected in accordance with this section will be binding upon all parties hereto and each of their respective successors and assigns. No delay or failure to require performance of any provision of this Agreement shall constitute a waiver of that provision as to that or any other instance. No waiver granted under this Agreement as to any one provision herein shall constitute a subsequent waiver of such provision or of any other provision herein, nor shall it constitute the waiver of any performance other than the actual performance specifically waived.

7.9           Confidentiality. Each of Seller and Purchaser agrees that it will keep confidential and will not disclose or use for any purpose any information about the terms of this Agreement and the transactions contemplated hereby and any confidential information obtained from the Company in connection herewith, unless any such information (a) is known or becomes known to the public in general (other than as a result of a breach of this Agreement by the disclosing party), or (b) is or has been made known or disclosed to the disclosing party by a third party without a breach of any confidentiality obligations by such third party; provided, however, that either Seller or Purchaser may disclose such information (i) to its attorneys, accountants, consultants, financiers and other professionals to the extent necessary to obtain their services in connection with the transfer and ownership of the LLC or the implementation of the Project; (ii) to any affiliate in the ordinary course of business, provided that such affiliate agrees to maintain the confidentiality of such information in accordance herewith; or (iii) as may be required by law, provided that the disclosing party promptly notifies the other parties hereto in advance of such disclosure and agrees to cooperate to take reasonable steps to minimize the extent of any such required disclosure.

7.10        Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered will be deemed an original, and all of which together shall constitute one and the same agreement. This Agreement may be executed and delivered by facsimile or other means of electronic delivery and upon such delivery the signature will be deemed to have the same effect as if the original signature had been delivered to the other party.

7.11         Expenses. Each party hereto shall pay its own expenses in connection with this Agreement.

7.12         Specific Performance. Unless this Agreement has been terminated, each party to this Agreement acknowledges and agrees that any breach by it of this Agreement shall cause any (or either) of the other parties irreparable harm which may not be adequately compensable by money damages. Accordingly, except in the case of termination, in the event of a breach or threatened breach by a party of any provision of this Agreement, each party shall be entitled to seek the remedies of specific performance, injunction or other preliminary or equitable relief, without having to prove irreparable harm or actual damages. The foregoing right shall be in addition to such other rights or remedies as may be available to any party for such breach or threatened breach, including but not limited to the recovery of money damages.

7.13         Indemnification/Pledge. Seller hereby agrees to indemnify and hold harmless Purchaser from any claims, damages, losses, liabilities and/or costs (including, for the avoidance of doubt, reasonable counsel fees) relating to or arising out of Purchaser’s use of the Technology or License in Project. To the extent that Seller lacks the funds to fulfill its indemnity obligations hereunder, Seller hereby pledges its rights, title and interest in, to and under the Technology to Purchaser for Purchaser’s full and unfettered use until such time as Purchaser has been made whole and recouped any losses, costs or other out-of-pocket amounts.

Costs of Enforcement. If any party to this Agreement seeks to enforce its rights under this Agreement by legal proceedings against any other party to this Agreement, the non-prevailing party or parties named in such legal proceedings shall pay all costs and expenses incurred by the prevailing party or parties, including, without limitation, all reasonable attorneys’ fees.

7.14         IN WITNESS WHEREOF, Seller and Purchaser have each executed this Stock Transfer Agreement as of the Effective Date.

SELLER:		PURCHASER:

By:	Anwar Shareef, CEO	By:

Address:	Orbit Energy, Inc.	Address:

3301 Benson Dr., Suite 401

Raleigh, NC 27609

Attachments:

Annex A – Compensation to Seller

Annex B – Seller Expenses

Annex C – Wire Instructions

ANNEX A

1. Seller to receive a $600,000 development fee, less any amounts not reimbursed to Purchaser in accordance with Section 2.7 of the Agreement, to be paid to it within 15 days after Seller irrevocably transfers and, if applicable, records 100% of the right, title and interest in, to and under the LLC to Purchaser.

2. Seller will participate in the distributable cash of the LLC as follows:

•	Purchaser will be entitled to recoup its investment in full before any distributions of any nature are made to Seller.
•	After Purchaser recoups its investment, Purchaser shall receive all distributable cash from the Project until it achieves a 30% internal rate of return (“IRR”), which for the avoidance of doubt, will take into account and be computed on the basis of any and all benefits from tax credits and depreciation. Any distributable cash above such 30% IRR will be allocated 30% to Seller and 70% to Purchaser.

ANNEX B

Johnston Project incurred cost:

Project Development Security	$45,000
Interconnection Application Fee	2,500
Interconnection Prep - Kupper Engr.	3,938
SW Composting Permit Fee	1,000
SW Composting Permit - Fuss & O'Neill Support	4,808
Attorney Fees – PLDW	11,630
Attorney Fees – Bost (est.)	15,000
Preliminary Design Support – ATI	2,556
TOTAL	$86,432

ANNEX C

WIRE INSTRUCTIONS

Company Wire Instructions

Beneficiary Name: Orbit Energy, Inc.
Beneficiary Account: 0094345120
Beneficiary Bank: Regions Bank
Bank Address: 4900 Falls of Neuse Road, Suite 100
Raleigh, NC 27609

ABA Routing Number: 062005690
Swift Code: UPNBUS44

Note: Please include Seller's name in the reference field.